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                                                                       EXHIBIT 5

                                [Letterhead of]

                 COOPERMAN LEVITT WINIKOFF LESTER & NEWMAN P.C.
                                800 Third Avenue
                            New York, New York 10022



                                 June 25, 1998


    Brazil Fast Food Corp.
    Av. Brasil 6431
    CEP 21040-360 Rio de Janeiro
    Federative Republic of Brasil

        Re:  Registration Statement on Form S-3
             Under the Securities Act of 1933

    Ladies and Gentlemen:

         In our capacity as counsel to Brazil Fast Food Corp., a Delaware corporation (the "Company"), we have been asked to render this opinion in connection with a Registration Statement on Form S-3, as amended, being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), covering (i) 629,154 shares of common stock, $.0001 par value (the "Common Stock"), of the Company (the "Stock") which are being offered for resale by the selling stockholders identified in the Registration Statement.

         In that connection, we have examined the Certificate of Incorporation, as amended, and the By-Laws of the Company, the Registration Statement, corporate proceedings of the Company relating to the issuance of the Stock and such other instruments and documents as we have deemed relevant under the circumstances.

         In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

         Based upon and subject to the foregoing, we are of the opinion that:

         (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

         (2) The Stock has been duly and validly authorized and is validly issued, fully paid and non-assessable.

         We hereby consent to the use of our opinions as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Opinion" in the prospectus forming a part of the Registration Statement.

                                  Very truly yours,

                                  COOPERMAN LEVITT WINIKOFF
                                      LESTER & NEWMAN, P.C.


                                  By: /s/Ira Roxland
                                     ----------------------------
                                        A Member of the Firm